                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-74028) and the related Prospectus of Midway Games Inc. and to the inclusion and incorporation by reference therein of our report dated August 21, 2001 with respect to the consolidated financial statements of Midway Games Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 2001 and the related schedule included therein, filed with the Securities and Exchange Commission.

                                               /s/ Ernst & Young LLP

Chicago, Illinois
December 10, 2001